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Computation of Income Per Share                                                          F-13
SAFECO CORPORATION AND SUBSIDIARIES                                                Exhibit 11
Year Ended December 31                                   1997            1996            1995
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(In Millions Except Per Share Amounts)
BASIC NET INCOME PER SHARE OF COMMON STOCK

    1 Net Income                                      $ 430.0         $ 439.0         $ 399.0
                                                      ---------------------------------------

    2 Average Number of Common
          Shares Outstanding                            129.2           126.1           126.0
                                                      ---------------------------------------

    3 Basic Net Income Per Share
          of Common Stock (L.1 /L.2)                  $  3.33         $  3.48         $  3.17
                                                      =======================================


DILUTED NET INCOME PER SHARE OF COMMON STOCK

    1 Net Income                                      $ 430.0         $ 439.0         $ 399.0
                                                      ---------------------------------------

    2 Average Number of Common
          Shares Outstanding                            129.2           126.1           126.0

    3 Additional Common Shares Assumed
          Issued Under Treasury Stock Method
          (All due to employee stock options)             0.6             0.4             0.4
                                                      ---------------------------------------

    4 Diluted Average Number of Common
          Shares Outstanding                            129.8           126.5           126.4
                                                      ---------------------------------------

    5 Diluted Net Income Per Share
          of Common Stock (L.1 /L.4)                  $  3.31         $  3.47         $  3.16
                                                      =======================================
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